EXHIBIT 21
                                                               ----------



                        Subsidiaries of WesBanco, Inc.
                         (As of December 31, 2002)



        Subsidiaries                                 State of Incorporation
        ------------                                 ----------------------
        WesBanco, Inc.                                    West Virginia
           WesBanco Bank, Inc.                            West Virginia
              WesBanco Insurance Services, Inc.           West Virginia
              WesBanco Asset Management, Inc.             Delaware
                 WesBanco Services, Inc.                  Delaware
           WesBanco Properties, Inc.                      West Virginia
           WesBanco Securities, Inc.                      Ohio
           Hometown Finance Company                       West Virginia
           Hometown Insurance Company (inactive)          West Virginia




NOTE:  All direct subsidiaries of the Registrant are 100% owned.